UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 13, 2006

PARKWAY PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

                                                     Maryland                                        1-11533                                      74-2123597

                                        (State or Other Jurisdiction             (Commission File Number)                      (IRS Employer

                                               of Incorporation)                                                                                 Identification No.)

One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, MS 39201

(Address of Principal Executive Offices, including zip code)

(601) 948-4091

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

0       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

0       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

0       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

0       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement

On December 13, 2006, Parkway Properties, Inc. (the "Company") entered into an underwriting agreement with Banc of America Securities LLC, as underwriter, and agreed to sell 600,000 shares of common stock to Banc of America Securities LLC with net proceeds to the Company of $49.37 per share (before deducting transaction expenses).  The Company completed the public offering on December 18, 2006.  The underwriting agreement contains customary representations and warranties on the Company's part.  The underwriting agreement also contains customary indemnification and contribution provisions whereby the Company and the underwriter have agreed to indemnify each other against certain liabilities.  The common stock was offered and sold pursuant to a prospectus supplement dated December 13, 2006 filed with the SEC pursuant to Rule 424(b)(5) promulgated under the Securities Act of 1933 in connection with our shelf Registration Statement on Form S-3 (Reg. No. 333-108786).

Item 9.01.       Financial Statements and Exhibits

(d)        Exhibits.

(1)        Underwriting Agreement among Parkway Properties, Inc., Parkway Properties LP, and Banc of America Securities LLC, dated         December 13, 2006.

(5)        Opinion of Jaeckle Fleischmann & Mugel, LLP regarding legality.

(8)        Opinion of Jaeckle Fleischmann & Mugel, LLP as to certain tax matters.

(23)      Consents of Jaeckle Fleischmann & Mugel, LLP (included as part of Exhibits 5 and 8).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 18, 2006

PARKWAY PROPERTIES, INC.

                                                                        By: /s/ Mandy M. Pope

Mandy M. Pope

Chief Accounting Officer